UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2022

VectoIQ Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39855 (Commission File Number)	85-2482699 (I.R.S. Employer Identification No.)

1354 Flagler Drive Mamaroneck, NY (Address of principal executive offices)	10543 (Zip Code)

(212) 883-4330 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	VTIQU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	VTIQ	The Nasdaq Stock Market LLC
Redeemable Warrants, each Warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	VTIQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K related to the Trust Amendment (as defined below) is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

At the special meeting of stockholders of VectoIQ Acquisition Corp. II (the “Company”), held on December 9, 2022 (the “Special Meeting”), the Company’s stockholders approved (a) an amendment to the Company’s amended and restated certificate of incorporation (the “Charter Amendment”), in the form attached to the proxy statement as Annex A, to (i) change the date by which the Company must consummate an initial business combination from January 11, 2023 (or April 11, 2023, if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination on or before January 11, 2023) to the time and date immediately following the filing of such amendment with the Secretary of State of the State of Delaware, or the Accelerated Termination Date, (ii) remove the Redemption Limitation (as defined in the amended and restated certificate of incorporation) to allow the Company to redeem public shares (as defined below) notwithstanding the fact that such redemption would result in the Company having net tangible assets of less than $5,000,001, and (iii) allow the Company to remove up to $100,000 of interest earned on the amount on deposit in the trust account (as defined below) prior to redeeming the public shares in connection with the special meeting in order to pay dissolution expenses and (b) an amendment to the Company’s Investment Management Trust Agreement, dated  January 6, 2021, with Continental Stock Transfer & Trust Company, as trustee, or the Trust Agreement, pursuant to an amendment in the form attached to the proxy statement as Annex B, to change the date on which the trustee must commence liquidation of the trust account established in connection with our initial public offering to the time and date immediately following the Accelerated Termination Date. The Company filed the Charter Amendment with the Secretary of State of the State of Delaware and entered into the Trust Amendment on December 9, 2022.

The foregoing descriptions of the Charter Amendment and the Trust Amendment are not complete and are qualified in their entirety by reference to the full text of the Charter Amendment and the Trust Amendment attached as Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 36,990,655 (84.02%) of the Company’s issued and outstanding shares of common stock held of record at the close of business on November 4, 2022, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. As of the record date, there were 35,400,000 shares of common stock issued and outstanding, of which 28,750,000 were Class A common stock and 8,625,000 were Class B common stock. The Company’s stockholders voted on the following proposals at the Special Meeting, which are described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on November 10, 2022 (the “Proxy Statement”).

1.	The stockholders approved the adoption of the Charter Amendment. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,693,715	289,915	7,025	N/A

2.	The stockholders approved the Trust Amendment. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,724,745	171,405	94,505	N/A

As there were sufficient votes to approve the proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

Item 8.01	Other Events.

In connection with the approval and implementation of the Charter Amendment, the holders of 33,583,054 public shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.06 per share, for an aggregate redemption amount of approximately $337,962,418. Following such redemptions, 916,946 public shares remained outstanding. Since the Company was not able to complete an initial business combination by the Accelerated Termination Date, the Company was obligated to redeem the remaining public shares as promptly as reasonably possible but not more than ten business days after the Accelerated Termination Date (the “Mandatory Redemption”) and the Company’s warrants will expire worthless.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of VectoIQ Acquisition Corp. II, dated December 9, 2022.
10.1	Amendment to the Investment Management Trust Agreement, dated January 6, 2021, by and between VectoIQ Acquisition Corp. II and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VectoIQ Acquisition Corp. II

	By:	/s/ Steve Shindler
Name: Steve Shindler
Title: Chief Financial Officer

Date: December 15, 2022